SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 29, 2004

Liberty Mint, Ltd.
(Exact name of registrant as specified in charter)

            DELAWARE                            000-27409                               84-1409219
   (State or other jurisdiction            (Commission                               (IRS employer
      of incorporation)                         File number)                            identification no.)

378 North Main, #121

Layton, Utah 84041

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (801) 497-9075

Item 3.02. Unregistered Sale of Equity Securities

In preparation of proceeding with what is hoped to be operational activities of the Company, effective September 29, 2004, outstanding debt of the Company has successfully been liquidated through conversion into equity. Debt holders have converted approximately $214,000 in debt for the issuance of approximately 3.4 million shares in common stock. Additionally, the Company intends to obtain forgiveness of over $92,000 in other payables. As a result of the issuances, and the acquisition, the Company will have, at closing, approximately 13,500,000 shares issued and outstanding.

Issuance of the shares were made in reliance from the "non-public" transaction exemption exemptions under the Securities Act of 1933, as amended.

Item 8.01. Other Events.

The Company currently intends to change its name and obtain a new trading symbol on the OTC Bulletin Board. Though no name has been selected, if the planned acquisition of Akesis Pharmaceuticals, Inc. is successfully completed, the name of the Company will have some relationship to Akesis or the pharmaceutical industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY MINT LTD.

Date: October 18, 2004 By: /s/ James Anderson James Anderson, President/CEO